                                                                    EXHIBIT 99.1


LookSmart Reports First Quarter 2001 Results

          LookSmart Exceeds Estimates With 36 Percent Listings Growth


SAN FRANCISCO, April 26, 2001 - LookSmart (Nasdaq: LOOK, ASX: LOK), the global leader in Web directories, today announced financial results for the first quarter ending March 31, 2001.

Highlights:

 . Revenue: LookSmart reported first quarter 2001 revenue of $28.4 million versus company guidance of $23.0 to $26.0 million, representing 32 percent growth over $21.5 million in the first quarter 2000.

 . Listings Growth: Listings revenues grew 36 percent to $6.4 million. The number of Express Submit and Subsite Listings grew nearly 50 percent to 86,000 URLs.

 .  Cash Operating Losses:  Pro-forma cash operating losses for the first quarter
   2001 were $5.8 million, excluding non-recurring and restructuring costs, versus $12.9 million in the fourth quarter 2000, and $9.5 million in the first quarter 2000. Including non-recurring and restructuring charges, cash operating losses were $11.1 million. (Cash operating losses exclude the effects of non-cash compensation and intangible amortization charges).

 . Cash Operating EPS: Cash operating EPS for the first quarter 2001, excluding the effects of non-cash compensation and intangible amortization charges, were ($0.12) exceeding First Call consensus estimate of ($0.18).

 . Cash: Cash used was $8.8 million during the first quarter 2001. LookSmart had a balance of $90.0 million in restricted and unrestricted cash, and short-term investments at the end of the first quarter 2001.

 .  Customers:   Total advertising and listings customers totaled 42,690.  New listings customers announced include Barnes and Noble, Eddie Bauer, OfficeMax, REI and Spiegel.

Results Reinforce Clear Path to Profitability

"Given the tough industry climate and internal challenges of restructuring, our team has delivered a terrific result - exceeding our own and the Street's expectations," said Evan Thornley, chairman and chief executive officer of LookSmart. "LookSmart's listings business continues to show strong customer acceptance and rapid revenue growth. Our cost management efforts are ahead of plan and we are deeply investing in new listings product development."

"As we complete the development cycle on additional listings products over the course of this year, we will have a high margin revenue machine that will generate large scale growth when we expand distribution volume," said Thornley. "The fact that we have generated 44 percent and 36 percent sequential revenue growth in listings in the last two quarters with flat distribution volume gives us greater confidence about the long-term growth prospects for our business as distribution expands."

With the focus on listings and targeted search marketing products, in combination with strong financial management, LookSmart is focused on profitable growth and is reiterating its expectation to reach cash operating profitability by the fourth quarter 2001.

                                                          Listings Growth Engine

LookSmart's results reflect the company's continued focus on listings and highly targeted search marketing products that are growing at a rapid pace and gaining customer acceptance even in the current online advertising industry downturn. The growth of LookSmart's products results from the continuing trend from untargeted to targeted advertising, and from CPM (cost per thousand) to CPC (cost per click). LookSmart's products include directory listings and search targeted marketing products; online marketing products that are targeted around directory search results. Listings and search targeted marketing products now account for 82 percent of listings and advertising revenue while untargeted products account for only 18 percent.

The power in directory listings comes from the ability of businesses to reach customers at the very time they are searching for products or services. Through listings, marketers can reach highly qualified, potential customers when they are ready to act and in an environment where they can transact immediately. This precise targeting and interactivity, combined with the massive scale of Internet search, creates a powerful direct marketing environment versus other online and offline alternatives.

Listings revenues, including Express Submit and Subsite Listings, generated $6.4 million in the first quarter 2001, versus $4.7 million or an increase of 36 percent from the fourth quarter 2000, despite an extremely challenging environment in online marketing.

New Customer Wins

LookSmart continues to attract high-quality listings customers due to the effectiveness of these marketing products resulting in lower customer acquisition costs. The listings products appeal to a diversified customer base of online and offline marketers, both big and small. Express Submit targets small to medium sized businesses, which are mainly offline, while Subsite Listings appeal to larger marketers. Recently announced customers for the Subsite Listings product include Barnes and Noble, Eddie Bauer, OfficeMax, REI and Spiegel who join a strong existing customer base which includes Amazon, eBay, Gap, VerticalNet, Banana Republic, Deal Time, and Old Navy.

Express Submit products are sold through LookSmart's partnership network including Microsoft, AltaVista, Excite, iWon, and through resellers, including SmartAge and Traffick.com. Subsite Listings are distributed through Microsoft's MSN, AltaVista, the LookSmart ISP network, and, in this quarter, LookSmart expanded the distribution of Subsite Listings to Excite.

Strong Financial Management

During the first quarter 2001, LookSmart restructured the organization to focus on its core listings and search targeted marketing products. Specifically, LookSmart reduced employee count by 172 people, reorganized from 11 to four business groups, reduced distribution costs, and exited non-core business activities. LookSmart will to continue to review and manage expenses going forward. Cash used was $8.8 million during the first quarter 2001, versus $14.0 million in the fourth quarter 2000. LookSmart had a balance of $90.0 million in restricted and unrestricted cash, and short-term investments at the end of the first quarter 2001.

                                           Financial Results by Business Segment
Listings

The listings products continue to gain traction and increase as a percentage of overall revenues. LookSmart's listings products generated $6.4 million in revenue in the first quarter 2001. This was a 36 percent increase over fourth quarter 2000 and a 967 percent increase over first quarter 2000. At the end of the first quarter 2001, listings accounted for 23 percent of total revenue.

The number of listings customers reached 42,400 at the end of the first quarter 2001, and the percentage of LookSmart directory listings that generate revenue grew from 1.7 percent in the fourth quarter of 2000 to 3.4 percent in the first quarter 2001, bringing the total number of listings to 86,000 URLs.

Advertising/Syndication

Advertising/syndication revenue continues to decrease as a percentage of total revenue due to the downturn in the online advertising market. In the first quarter 2001, advertising/syndication revenue was $8.9 million, compared to $15.8 million in the fourth quarter 2000 and $12.3 million in the first quarter 2000. Advertising/syndication revenue represented 31 percent of total revenue in the first quarter 2001 compared to 63 percent for the same period of the previous year.

Licensing

Licensing revenue of $5.1 million in the first quarter 2001 represented 18 percent of total revenue. Licensing revenues grew 46 percent from the fourth quarter 2000 and declined six percent from the first quarter 2000. As expected, licensing revenue was cyclically higher in the first quarter 2001 due to the accounting treatment of fixed licensing payments from Microsoft resulting from LookSmart's continual over-delivery against contractual requirements. For further information, see LookSmart's Annual Report or Form 10-K filed with the SEC on March 16, 2001.

ECommerce

ECommerce revenue of $8.0 million in the first quarter 2001 grew 23 percent from $6.5 million in the fourth quarter 2000 and 105 percent from $3.9 million in the first quarter 2000. While the eCommerce business is both growing and profitable, it is not core to LookSmart's strategy of listings and search targeted marketing products. As a result, beginning in the second quarter 2001, LookSmart is changing its relationship with its main eCommerce partner, Guthy Renker Corporation (GRC) to a listings and advertising partnership. In an effort to continue to focus on core competencies and create value for marketers from its online distribution, LookSmart will no longer handle the inventory of GRC product sales. LookSmart will no longer book revenue from GRC product sales but will capture the value of marketing those products through listings and advertising revenue. This change will result in lower nominal revenues but a slight improvement in EPS.

International

In the first quarter 2001, BT LookSmart extended its agreement with Excite. In addition to providing exclusive directories for 10 million European users, BT LookSmart will be the exclusive directory provider for Excite Japan.

LookSmart Australia also signed a deal with Excite Australia to incorporate the LookSmart directory within Excite Search. Excite@Home in Australia will act as
                                           -----------
an online reseller of LookSmart Express Submit.

Directory Products

LookSmart continues to develop the highest quality directories on the Web. LookSmart currently has 32 Internet directories in 27 countries and 13 languages, as well as 24 WAP directories in 19 countries and 11 languages. LookSmart directories now have more than 2.6 million URLs organized into 250,000 categories. Ongoing integration of Zeal content continues and the collaboration between LookSmart editors and the Zeal community has driven substantial quality improvements in LookSmart's directory structure.

Earnings Conference Call

LookSmart will hold a conference call to discuss its first quarter results at 2:00 p.m. PDT and 5:00 p.m. EDT on April 26, 2001, and 7:00 a.m. Australian Eastern Standard Time on April 27, 2001. Investors can listen to the conference call at http://aboutus.looksmart.com.

About LookSmart

LookSmart helps more than 35,000 businesses harness the power of Internet search to generate qualified leads. As the global leader in building, distributing and monetizing Web directories, LookSmart databases are searched 60 million times a day, through five of the top 10 portals, five of the top 82 percent, or more than four out of five US Internet users, through Microsoft's MSN, Excite@Home, AltaVista, iWon, Netscape Netcenter, Inktomi, Time Warner, Prodigy, Juno, CNN, Road Runner, Cox Interactive Media, InfoSpace and Qwest; BTLookSmart, LookSmart's joint venture with BT, deploys LookSmart wireless and Web directory solutions for ISPs, portals and mobile Internet businesses across Europe and Asia-Pacific. LookSmart is headquartered in San Francisco and can be contacted at (415) 348-7000.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Words such as "will," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," and variations of these words or similar expressions are intended to identify forward-looking statements. Also, any statements that refer to expected revenues from existing and new products, time lines for roll-out of new products, changes in advertising yields, future expectations, industry projections or other characterizations of future events or circumstances, including assumptions underlying these projections, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Our future results may differ from the results discussed or forecasted due to various factors, such as the potential failure of businesses, Web sites and Internet users to use our targeted advertising and listings products at projected rates; the potential inability to integrate community technology into the LookSmart directory on the proposed timelines due to technical, product or other issues; the possibility that listings revenues will not continue to grow as they have in recent quarters; the potential failure to expand successfully in international and wireless markets; the possibility that BT customers will not choose to use wireless internet services or the LookSmart directory at rates sufficient to recoup our costs; the possible failure to continue to expand the LookSmart network and our traffic base at projected rates; the possibility of an unexpected increase in costs, expenses or other factors contributing to our burn rate; and the possibility that we may not reach operating profitability as early as projected, if at all. In addition you should read the risk factors detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Please note that we undertake no obligation to revise or update publicly any forward-looking statements for any reason. "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Contacts:
Martha Clark,                          Liz Haggerty,
Interim Chief Financial Officer        Director of Investor Relations
415/348-7200                           415/348-7185
mclark@looksmart.net                   liz@looksmart.net
--------------------                   -----------------

                                LOOKSMART, LTD.
            CONSOLIDATED STATEMENTS OF OPERATIONS - PRO FORMA BASIS
                   (In thousands, except per share amounts)

                                                                                                Three Months Ended
                                                                                                     March 31,
                                                                                  ---------------                ---------------
                                                                                       2000                           2001
                                                                                  ---------------                ---------------
Revenues:
     Advertising and syndication                                                         $ 12,266                       $  8,870
     Licensing                                                                              5,367                          5,125
     Listings                                                                                   -                          6,421
     Ecommerce                                                                              3,867                          7,971
                                                                                  ---------------                ---------------
          Total revenues                                                                   21,500                         28,387

Cost of revenues:
     Advertising and syndication                                                              953                          1,318
     Listings                                                                                   -                          1,246
     Ecommerce                                                                              1,888                          5,009
                                                                                  ---------------                ---------------
          Total cost of revenues                                                            2,841                          7,573

Gross profit                                                                               18,659                         20,814
                                                                                  ---------------                ---------------

Operating expenses:
     Sales and marketing                                                                   16,717                         14,915
     Product development                                                                    8,609                          8,594
     General and administrative                                                             2,866                          3,102
                                                                                  ---------------                ---------------
          Total operating expenses                                                         28,192                         26,611

Loss from operations excluding restructuring expenses, non recurring charges
   and amortization of goodwill and unearned compensation                                  (9,533)                        (5,797)
                                                                                  ---------------                ---------------

     Restructuring expenses and non-recurring expenses                                          -                          5,319
     Amortization of goodwill and intangibles                                               1,945                          8,411
     Amortization of unearned compensation                                                  1,254                          1,115
                                                                                  ---------------                ---------------

          Loss from operations                                                            (12,732)                       (20,642)
                                                                                  ---------------                ---------------

Non-operating (income) expenses                                                             1,192                          3,891
                                                                                  ---------------                ---------------

          Loss before income taxes and minority interest                                  (13,924)                       (24,533)
                                                                                  ---------------                ---------------

Income taxes and minority interest                                                           (141)                            26
                                                                                  ---------------                ---------------

          Net loss                                                                       $(13,783)                      $(24,559)
                                                                                  ===============                ===============

Historical net loss per common share:
Basic and diluted net loss per share                                                       ($0.16)                        ($0.27)
                                                                                  ===============                ===============

Weighted average shares outstanding                                                        86,676                         91,213

Pro forma operating loss (excluding restructuring expenses, non recurring charges
 and amortization of goodwill and unearned compensation)                                   (9,533)                        (5,797)
                                                                                  ===============                ===============

Pro forma operating loss (excluding restructuring expenses, non recurring charges
 and amortization of goodwill and unearned compensation) per share                         ($0.11)                        ($0.06)
                                                                                  ===============                ===============

Pro forma operating loss (excluding amortization of goodwill and unearned
 compensation)                                                                             (9,533)                       (11,116)
                                                                                  ===============                ===============

Pro forma operating loss (excluding amortization of goodwill and unearned
 compensation) per share                                                                   ($0.11)                        ($0.12)
                                                                                  ===============                ===============

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                                LOOKSMART, LTD.
              CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP BASIS
                   (In thousands, except per share amounts)

                                                                                                 Three Months Ended
                                                                                                      March 31,
                                                                                  ----------------                ---------------
                                                                                        2000                           2001
                                                                                  ----------------                ---------------
Revenues:
     Advertising and syndication                                                         $  12,266                       $  8,870
     Licensing                                                                               5,367                          5,125
     Listings                                                                                    -                          6,421
     Ecommerce                                                                               3,867                          7,971
                                                                                  ----------------                ---------------
          Total revenues                                                                    21,500                         28,387

Cost of revenues:
     Advertising and syndication                                                               953                          1,318
     Listings                                                                                    -                          1,246
     Ecommerce                                                                               1,888                          5,009
                                                                                  ----------------                ---------------
          Total cost of revenues                                                             2,841                          7,573
                                                                                  ----------------                ---------------

Gross profit                                                                                18,659                         20,814
                                                                                  ----------------                ---------------

Operating expenses:
  Sales and marketing (including amortization of deferred compensation of 486 and           17,203                         17,334
   580 in the 3 months ended March 31, 2000 and 2001, respectively)
  Product development (including amortization of deferred compensation of 300 and            8,909                          8,898
   304 in the 3 months ended March 31, 2000 and 2001, respectively)
  General and administrative (including amortization of deferred compensation of             3,334                          3,333
   468 and 231 in the 3 months ended March 31, 2000 and 2001, respectively)
     Amortization of goodwill and intangibles                                                1,945                          2,442
     Restructuring expenses                                                                      -                          9,449
                                                                                  ----------------                ---------------
          Total operating expenses                                                          31,391                         41,456
                                                                                  ----------------                ---------------

          Loss from operations                                                             (12,732)                       (20,642)

Non-operating income (expenses)                                                             (1,192)                        (3,891)
                                                                                  ----------------                ---------------

          Loss before income taxes                                                         (13,924)                       (24,533)

Income taxes & minority interest                                                              (141)                            26
                                                                                  ----------------                ---------------

          Net loss                                                                        ($13,783)                      $(24,559)
                                                                                  ================                ===============

Historical net loss per common share:

Basic and diluted net loss per share                                                        ($0.16)                        ($0.27)
                                                                                  ================                ===============
Weighted average shares outstanding                                                         86,676                         91,213
                                                                                  ================                ===============

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                                LOOKSMART, LTD
                    CONSOLIDATED CONDENSED BALANCES SHEETS
                                (in thousands)

                                                                                 31-Mar-00                   31-Mar-01
                                                                       --------------------------------------------------------
                                ASSETS
Cash                                                                                       $ 75,971                    $ 85,059
Short Term Investments                                                                       28,038                       4,985
Accounts Receivable, net                                                                      9,019                      10,123
Other Current Assets                                                                          4,675                       9,315
                                                                       --------------------------------------------------------
Total Current Assets                                                                        117,703                     109,482

Property, Plant and Equipment, net                                                           11,595                      12,783
Goodwill and Intangibles, net                                                                29,301                      23,419
Other Assets                                                                                  2,920                       4,440
                                                                       --------------------------------------------------------
Total Assets                                                                               $161,519                    $150,124
                                                                       ========================================================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable and Accrued Liabilities                                                   $ 16,917                    $ 19,277
Deferred Revenue - current portion                                                         $ 16,705                      11,580
Other Current Liabilities                                                                     1,393                         721
                                                                       --------------------------------------------------------
Total Current Liabilities                                                                    35,015                      31,578

Long Term Liabilities                                                                         6,952                      62,709
                                                                       --------------------------------------------------------
Total Liabilities                                                                            41,967                      94,287

Total Equity                                                                                119,552                      55,837
                                                                       --------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                 $161,519                    $150,124
                                                                       ========================================================